                                                                      EXHIBIT 11
                  CALIFORNIA BANCSHARES, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                                                           DECEMBER 31,
                                                                                  -------------------------------
                                                                                    1995       1994       1993
                                                                                  ---------  ---------  ---------
                                                                                       (IN THOUSANDS EXCEPT
                                                                                          PER SHARE DATA)
Net income......................................................................  $  18,035  $  11,636  $   8,789
                                                                                  ---------  ---------  ---------
Weighted average number of common shares outstanding............................     10,014      9,365      9,318
                                                                                  ---------  ---------  ---------
Earnings per common share.......................................................  $    1.80  $    1.24  $    0.94
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
Fully diluted earnings per common share(1):
Weighted average number of common shares outstanding............................     10,014      9,365      9,318
Assuming exercise of stock options reduced by the number of shares which could
 have been purchased with the proceeds from the exercise of such options........        298        161         97
                                                                                  ---------  ---------  ---------
  Fully diluted weighted average common and common equivalent shares
   outstanding..................................................................     10,312      9,526      9,415
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
Fully diluted earnings per common and common equivalent share...................  $    1.75  $    1.22  $    0.93
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
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(1)  This  presentation  is  submitted in  accordance  with  Item  601(b)(11) of
    Regulation S-K. This  presentation is not  required by APB  Opinion No.  15, because it results in dilution of less than 3%.